UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 23, 2007 (May 17, 2007)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Form of Award Agreement for Incentive Compensation
Form of Long Term Performance Unit Award

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
5.02(e)
     On May 17, 2007, the Board of Directors of Centex Corporation, a Nevada corporation (the “Company”), ratified and approved the following actions taken by its Compensation and Management Development Committee (the “Compensation Committee”) with regard to fiscal 2008 base salaries and certain incentive compensation granted or to be granted to the Company’s current principal executive officer and principal financial officer, the other persons listed in the Summary Compensation Table of the Company’s proxy statement for its 2006 annual meeting (the “2006 Proxy Statement”) who are still employed by the Company, and certain other individuals who may be included in the Summary Compensation Table of the Company’s proxy statement for its 2007 annual meeting. Information is not provided for Leldon E. Echols, Jonathan R. Wheeler, or Andrew J. Hannigan, the Company’s former Executive Vice President and Chief Financial Officer, former Senior Vice President — Organization Development, and former Co-President and Co-COO of Centex Homes, respectively, who were named executive officers in the 2006 Proxy Statement. Their employment with the Company ended in June 2006, September 2006, and March 2007, respectively, and they did not receive any awards on May 17, 2007. For purposes of this report, we refer to the executive officers for whom information is provided as described above as the “Named Executive Officers.”
     Fiscal 2008 Base Salary Increases. The Compensation Committee approved the base salaries for the Named Executive Officers, effective as of June 1, 2007. The base salary for Timothy R. Eller, our chairman and chief executive officer, was not increased. The increases for the other Named Executive Officers ranged from 5% to 18% as follows:

Named Executive Officer	Position	2008 Base Salary ($)
David L. Barclay1 2	President, Western Region of Centex Homes	475,000

Catherine R. Smith[1]	Executive Vice President and Chief Financial Officer	525,000

Robert S. Stewart	Senior Vice President — Strategy and Corporate Development	390,000

[1]	Mr. Barclay and Ms. Smith were not named executive officers in the 2006 Proxy Statement but will be named executive officers in the Company’s proxy statement for its 2007 annual meeting of stockholders.

[2]	Mr. Barclay is the former Co-President and Co-COO of Centex Homes (West).

     Short-Term Incentive Compensation. The Compensation Committee approved performance-based formulas to be used in determining the amounts of short-term incentive compensation (bonus) to be paid to each of the Named Executive Officers for fiscal year 2008 under the Centex Corporation 2003 Annual Incentive Compensation Plan or other stockholder-approved plans. Performance goals for short-term incentive compensation for fiscal 2008 for all the Named Executive Officers relate to overall Company operating income and asset turnover. In addition, a portion of Mr. Barclay’s short-term incentive compensation is based on performance goals relating to homebuilding operating margin, customer satisfaction and asset turnover of the Company’s homebuilding operations. In May 2008, after determining whether these performance goals have been satisfied, the Compensation Committee will have the discretion to reduce the amount of the short-term compensation to be paid to these individuals calculated using these performance formulae based on certain individual development goals, and to take into account competitive performance of the Company and other factors. The Company will enter into an award agreement with each of the Named Executive Officers with respect to the short-term incentive compensation to be paid to such individuals for fiscal year 2008. If the performance goals are met, payments on the awards will be made in cash in the first quarter of fiscal 2009. A copy of the form of award agreement is being filed as Exhibit 10.2 to this Report.
     Long-Term Incentive Compensation. The Compensation Committee also approved ranges of potential long-term incentive awards to be granted to each of the Named Executive Officers in May 2008 under the Centex Corporation Amended and Restated 2003 Equity Incentive Plan (the “Equity Incentive Plan”) or other stockholder-approved plans. In a departure from prior years, the Company will use a combination of discretionary awards based on an evaluation by the Compensation Committee of individual and Company performance in fiscal 2008 and awards linked to objective performance goals for the Company over a three-year period ending on March 31, 2011. In addition, the potential long-term incentive awards will be based on different performance goals than used for fiscal 2008 short-term incentive compensation. Approximately one-half of the potential amount will be awarded in May 2008 in a form (and in an amount) to be determined by the Compensation Committee based on its evaluation of Company and individual performance during fiscal 2008. The other approximately one-half of the potential amount will be awarded in May 2008 in the form of long-term performance unit (“LTPU”) awards, the ultimate value of which will be determined based on the satisfaction of performance goals related to the Company’s relative performance against a peer group and other factors approved by the Compensation Committee, and the Company’s stock price at the end of the performance period. The LTPU awards are payable in cash.
     In addition to setting ranges of potential long-term incentive awards to be granted to each of the Named Executive Officers in May 2008, in order to begin implementation of the Company’s new long-term incentive compensation structure based in part on performance of the Company over a three-year period, the Compensation Committee also approved as of May 17, 2007 LTPU awards to the Named Executive Officers with target values of the following amounts:

Recipient	Long-Term Performance Unit Award ($)
Timothy R. Eller	2,000,000
David L. Barclay	1,500,000
Catherine R. Smith	950,000
Robert S. Stewart	550,000
     The dollar value of these LTPU awards will be divided by the closing stock price of the Company’s common stock on the grant date (May 17, 2007) to determine the target number of LTPUs. The LTPUs will have an approximately 3-year cliff vesting period ending on March 31, 2010 and will be subject to adjustment upward (up to 200%) or downward (to zero) from the target number at the end of the 3-year performance period based (a) one-half on the Company’s relative earnings per share growth compared to its peers and (b) one-half on the Company’s relative return on equity compared to its peers. The adjusted number of LTPUs will be multiplied by the Fair Market Value of the Company’s common stock (currently defined under the Equity Incentive Plan as the closing price of common stock on the NYSE) at the end of the performance period and the resulting value will be paid in cash.
     The grant of LTPUs was made pursuant to the terms of the Equity Incentive Plan and the terms of LTPU award agreements. A copy of the form of award agreement is being filed as Exhibit 10.4 to this Report.

Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are filed with this Report or incorporated by reference.

Exhibit
Number	Description	Filed Herewith or Incorporated by Reference
10.1	Centex Corporation 2003 Annual Incentive Compensation Plan	Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003

10.2	Form of award agreement for incentive compensation (2007)	Filed herewith

10.3	Amended and Restated Centex Corporation 2003 Equity Incentive Plan	Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006

10.4	Form of long term performance unit award for 2003 Equity Incentive Plan (May 2007 award)	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: May 23, 2007

Exhibit Index

Exhibit
Number	Description	Filed Herewith or Incorporated by Reference
10.1	Centex Corporation 2003 Annual Incentive Compensation Plan	Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003

10.2	Form of award agreement for incentive compensation (2007)	Filed herewith

10.3	Amended and Restated Centex Corporation 2003 Equity Incentive Plan	Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006

10.4	Form of long term performance unit award for 2003 Equity Incentive Plan (May 2007 award)	Filed herewith